EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Lucent Technologies Inc., a Delaware corporation (the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended September 30, 2004; and

     WHEREAS, the undersigned is a director of the Company;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Frank A. D’Amelio, John A. Kritzmacher and William R. Carapezzi, Jr., and each of them, as attorneys-in-fact for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director of the Company, to execute the above referenced Form 10-K and any amendments or supplements thereto, hereby giving and granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each attorney-in-fact may or shall lawfully do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on December 3, 2004.

By:	/s/ Robert E. Denham	By:	/s/ Edward E. Hagenlocker

	Name: Robert E. Denham		Name: Edward E. Hagenlocker

By:	/s/ Daniel S. Goldin	By:	/s/ Carla A. Hills

	Name: Daniel S. Goldin		Name: Carla A. Hills

By:	/s/ Karl J. Krapek	By:	/s/ Richard C. Levin

	Name: Karl J. Krapek		Name: Richard C. Levin

By:	/s/ Patricia F. Russo	By:	/s/ Henry B. Schacht

	Name: Patricia F. Russo		Name: Henry B. Schacht

By:	/s/ Franklin A. Thomas	By:	/s/ Ronald A. Williams

	Name: Franklin A. Thomas		Name: Ronald A. Williams

By:	/s/ John A. Young

Name: John A. Young